Phone: 216.621.0150
                                                               Fax: 216.241.2824
                                                                 www.hahnlaw.com

March 20, 2006

Winthrop Realty Trust
7 Bulfinch Place
Suite 500
Boston, MA 02114

Ladies and Gentlemen:

Solely for the purpose of this opinion letter, the undersigned has acted as Ohio counsel to Winthrop Realty Trust (formerly known as First Union Real Estate Equity and Mortgage Investments) (the "Trust"). This opinion letter (the "Opinion") is furnished to you in connection with a Registration Statement on Form S-3 of the Trust filed on February 6, 2006 and Amendment No. 1 thereto to be filed on or about March 20, 2006 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), in connection with the rights offering by the Trust of non-transferable subscription rights (the "Rights") to purchase up to 5,220,038 common shares of beneficial interest, par value $1.00 per share (the "Common Shares"). The Registration Statement provides that that Rights may be offered to holders of the Trust's Common Shares, and holders of the Trust's Series B-1 Cumulative Convertible Redeemable Preferred Shares of beneficial interest, par value $25.00.

We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

            (a) The Amended and Restated Declaration of Trust of the Trust dated as of March 6, 2001, as amended.

            (b) The By-Laws of the Trust as amended through March 8, 2006.

            (c) The Registration Statement filed February 6, 2006 and Amendment No. 1 to the Registration Statement.

            (d) Certificate of Designations of the Trust relating to the Series B-1 Cumulative Convertible Redeemable Shares of Beneficial Interest, dated as of February 28, 2005 and amended as of June 20, 2005.

            (e) The resolutions of the Board of Trustees of the Trust dated as of January 24, 2006, and March 8, 2006 relating to the authorization of the Registration Statement.

            (f) Certificate of Full Force and Effect for the Trust, dated as of March 13, 2006, issued by the Secretary of State of Ohio.

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                                                           Winthrop Realty Trust
                                                                  March 20, 2006
                                                                          Page 2

            (g) Certificate from an officer of the Trust, dated as of March 13, 2006, as to certain factual matters.

            (h) Such other documents as we have deemed material to the opinion set forth below.

Based upon such review, we are of the opinion that:

            (1) The Trust is a business trust organized and validly existing under the laws of the State of Ohio.

            (2) The Rights to be issued by the Trust have been duly authorized.

            (3) The Common Shares to be issued and sold by the Trust pursuant to the exercise of the Rights have been duly authorized and, when issued and sold pursuant to the exercise of the Rights and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

We are members of the bar of the State of Ohio and express no opinion as to any laws other than the laws of the State of Ohio as they exist on the date of this Opinion. We bring your attention to that fact that our legal opinions are an expression of professional judgment and are not a guaranty of result.

We hereby consent to the filing of this Opinion with the Commission as Exhibit
5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,


/s/ Hahn Loeser & Parks LLP

HAHN LOESER & PARKS LLP